Yongye International Announces Closing of $50 Million Equity Investment by Morgan Stanley Private Equity Asia

BEIJING, June 9, 2011 /PRNewswire-Asia-FirstCall/ -- Yongye International, Inc. (NASDAQ: YONG), a leading agricultural nutrient company in China ("Yongye International" or the "Company"), today announced the closing of the previously announced $50 million equity investment by Morgan Stanley Private Equity Asia ("MSPE Asia"). The Company also announced the appointment of Mr. Homer Sun, Managing Director of Morgan Stanley who leads MSPE Asia's China Investments, to the Board of Directors of the Company.

Mr. Zishen Wu, Chairman and Chief Executive Officer of Yongye International, stated, "We are pleased to announce the closing of this investment and the appointment of Mr. Sun to our board. We look forward to the future strategic cooperation with MSPE Asia as we continue to grow our business. We believe this transaction will not only provide us with the financial resources to expand our operations to meet the growing demand for our Shengmingsu agricultural nutrient products but also will further enhance our corporate governance."

About Yongye International

Yongye International is a leading agricultural nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye International produces and markets two lines of organic nutrient products: a liquid nutrient product which is sprayed on plants and a powder nutrient product which is added to animal feed. Both products are sold under the brand name "Shengmingsu," which means "life essential" in Chinese. The Company's patented technologies and formulas allow it to create products that increase crop yields and improve the health of livestock. The Company sells its products primarily to provincial or regional level distributors, who then channel those products to a carefully selected network of over 26,000 independently owned, Yongye branded stores or directly to rural farmers and government farms in China. For more information, please visit the Company's website at http://www.yongyeintl.com.

About Morgan Stanley Private Equity Asia

Morgan Stanley Private Equity Asia is one of the leading private equity investors in Asia Pacific, having invested in the region for over 18 years. The team has invested approximately $1.8 billion in Asia, primarily in highly structured minority investments and control buyouts in profitable, growth-oriented companies. MSPE Asia has an experienced investment team led by senior professionals with extensive networks, in-depth market knowledge and the ability to apply international investment principles within each local context. MSPE Asia has offices located in Hong Kong, Shanghai, Mumbai, Seoul, Tokyo and New York.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Yongye International, Inc.
CCG Investor Relations
Ms. Kelly Wang
Mr. Athan Dounis
Finance Director - Capital Markets
Phone: +1-646-213-1916
Phone: +86-10-8231-9608
Email: athan.dounis@ccgir.com
E-mail: ir@yongyeintl.com

Ms. Wendy Xuan - Business Associate

Phone: +86-10-8232-8866 x 8827

E-mail: ir@yongyeintl.com